UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) : November 25, 2008
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant
as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8787 (Commission File Number)	13-2592361 (IRS Employer Identification No.)
70 Pine Street, New York, New York 10270
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 770-7000
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Securities Purchase Agreement
     On November 25, 2008, American International Group, Inc. (“AIG”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between AIG and the United States Department of the Treasury (the “Treasury Department”) pursuant to which, among other things, AIG would issue and sell to the Treasury Department, and the Treasury Department would purchase, as part of the Troubled Assets Relief Program (“TARP”), for an aggregate purchase price of $40,000,000,000 (the “Purchase Price”), (i) 4,000,000 shares of Series D Fixed Rate Cumulative Perpetual Preferred Stock, par value $5.00 per share, of AIG (the “Series D Preferred Stock”) and (ii) a warrant to purchase up to 53,798,766 shares of common stock, par value $2.50 per share (the “Common Stock”), of AIG (the “Warrant” and, together with the Series D Preferred Stock, the “Securities”).
     Following execution of the Purchase Agreement, on November 25, 2008 (the “Issue Date”), AIG and the Treasury Department completed the purchase and sale of the Securities.
     The description of the Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated into this Item 1.01 by reference.
Series D Preferred Stock
     Dividends on the Series D Preferred Stock are payable, if, as and when declared by the Board of Directors of AIG (the “Board”), on a cumulative basis, out of assets legally available therefor, in cash, at the rate per annum of 10 percent of the liquidation preference of $10,000 per share (the “Liquidation Preference”). The Series D Preferred Stock will rank senior to the Common Stock. Pursuant to the Purchase Agreement, AIG has agreed to call a special meeting of stockholders to vote on a proposal to amend AIG’s Restated Certificate of Incorporation to allow the Series D Preferred Stock to rank senior to the Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”), to be issued pursuant to the Credit Agreement, dated September 22, 2008, as amended from time to time (the “Credit Agreement”), and any other series of preferred stock issued by AIG. AIG will not be able to declare or pay any dividends on the Common Stock or on any series of its preferred stock ranking pari passu with, or junior to, the Series D Preferred Stock in any quarter unless all accrued and unpaid dividends are paid on the Series D Preferred Stock for all past dividend periods (including the latest completed dividend period), subject to certain limited exceptions.
     AIG may redeem the Series D Preferred Stock at the Liquidation Preference, plus accumulated but unpaid dividends, at any time that the trust established for the benefit of the United States Treasury (the “Trust”) pursuant to the Credit Agreement, or a successor entity, beneficially owns less than 30 percent of AIG’s voting securities and no holder of the Series D Preferred Stock controls or has the potential to control AIG.
     Pursuant to the Purchase Agreement, for as long as the Treasury Department owns any of the Series D Preferred Stock, AIG will be subject to restrictions on its ability to repurchase capital stock, and will be required to adopt and maintain policies limiting corporate expenses, lobbying activities and executive compensation. As a condition to the closing of the Securities sale, each of AIG’s Senior Executive Officers and other senior employees as required by the Purchase Agreement, (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury Department or AIG for any changes to such Senior Executive Officer’s or senior employee’s compensation or benefits that are required to comply with the guidelines issued by the Treasury Department under the TARP Program for Systemically Significant Failing Institutions as issued on October 14, 2008 (the “Guidelines”) and the Purchase Agreement, and acknowledging that the Guidelines and the compensation limits under the Purchase Agreement may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury Department holds any equity or debt securities of AIG issued pursuant to the Purchase Agreement or the Warrant; and (ii) entered into a letter agreement with AIG amending the Benefit Plans with respect to such Senior Executive Officer and senior employee as may be necessary, during the period that the Treasury Department owns any debt or equity securities of AIG issued pursuant to the Purchase Agreement or the Warrant, as necessary to comply with the Guidelines and the Purchase Agreement.

     Holders of the Series D Preferred Stock will be entitled to vote for the election of the greater of two additional members of AIG’s Board of Directors and a number of directors (rounded upward) equal to 20 percent of the total number of directors of AIG if dividends have not been declared and paid for four or more dividend periods, whether or not consecutive.
     The description of the Series D Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached as Exhibit 3.1 hereto and incorporated into this Item 1.01 by reference.
Warrant
     The Warrant will be exercisable for up to 53,798,766 shares of Common Stock, representing two percent of AIG’s Common Stock on November 25, 2008, at an initial exercise price of $2.50 per share (representing the par value of the Common Stock on the date of investment). The initial exercise price will be adjusted to the par value per share of the Common Stock following any amendments to AIG’s Restated Certificate of Incorporation to reduce the par value per share of the Common Stock. The ultimate number of shares of Common Stock to be issued under the terms of the Warrant and the exercise price of the Warrant are also subject to certain customary anti-dilution adjustments as set forth in the Warrant certificate, including among others, upon the issuances, in certain circumstances, of Common Stock or securities convertible into Common Stock.
     The Warrant will have a term of 10 years and may be exercisable at any time, in whole or in part. The Warrant will not be subject to any contractual restrictions on transfer other than such as are necessary to ensure compliance with U.S. federal and state securities laws. The Treasury Department has agreed that it will not exercise any voting rights with respect to the Common Stock issued upon exercise of the Warrant. AIG will be obligated, at the request of the Treasury Department, to file a registration statement with respect to the Warrant and the Common Stock for which the Warrant can be exercised. If the Series D Preferred Stock issued in connection with the Warrant is redeemed in whole or is transferred in whole to one or more third parties, AIG may repurchase the Warrant then held by the Treasury Department at any time thereafter for its fair market value so long as no holder of the Warrant controls or has the potential to control AIG. In connection with the issuance of the Warrant, the number of shares into which the Series C Preferred Stock will be convertible will be reduced to 77.9 percent of the outstanding shares of Common Stock.
     The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant, which is attached as Exhibit 10.2 hereto and incorporated into this Item 1.01.
Item 3.02. Unregistered Sale of Equity Securities.
     The issuance and sale of the Securities were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.
Item 3.03. Material Modification to Rights of Security Holders
     Pursuant to the Purchase Agreement, on November 25, 2008, AIG issued and sold 4,000,000 shares of its Series D Preferred Stock. The holders of the Series D Preferred Stock will have preferential dividend and liquidation rights over the holders of Common Stock, and if the stockholder proposal to amend AIG’s Restated Certificate of Incorporation is approved, over the holders of the Series C Preferred Stock. The applicable terms and preferences attached to the Series D Preferred Stock are more fully described in Item 1.01 above, and are contained in the Certificate of Designations, which was filed with the Secretary of State of the State of Delaware on November 24, 2008.
     The above summary is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On November 24, 2008, AIG filed the Certificate of Designations with the Secretary of State of the State of Delaware.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designations of Series D Fixed Rate Cumulative Perpetual Preferred Stock

10.1	Securities Purchase Agreement, dated as of November 25, 2008

10.2	Warrant issued by American International Group, Inc. to the United States Department of the Treasury, dated as of November 25, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: November 25, 2008	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations of Series D Fixed Rate Cumulative Perpetual Preferred Stock

10.1	Securities Purchase Agreement, dated as of November 25, 2008

10.2	Warrant issued by American International Group, Inc. to the United States Department of the Treasury, dated as of November 25, 2008